Exhibit 10.2

EXECUTION COPY

PARENT GUARANTY AGREEMENT

This PARENT GUARANTY AGREEMENT, dated as of December 18, 2007 (this “Agreement”), is made by GILEAD SCIENCES, INC., a Delaware corporation (“Parent” or “Guarantor”) in favor of BANK OF AMERICA, N.A., as administrative agent (in such capacities, the “Administrative Agent”) for each of the Credit Parties (as defined below).

RECITALS

WHEREAS, pursuant to an Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), among the Parent, as a borrower, Gilead Biopharmaceutics Ireland Corporation, an Irish company, as a borrower (the “Borrower”), the Lenders party thereto from time to time, the Administrative Agent, and the other agents party thereto, and the other Loan Documents referred to therein, the Lenders, and the other Credit Parties have agreed to make Loans to or for the benefit of the Borrower;

WHEREAS, the obligations of the Lenders to make the Loans to or for the benefit of the Borrower under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement by the Guarantor;

WHEREAS, the Borrower is a subsidiary of the Guarantor, which will derive substantial direct and indirect benefits from the Credit Agreement and the Loans to be made or issued thereunder by the Lenders to or for the benefit of the Borrower and the other financial accommodations to the Borrower and its Subsidiaries as may be made available by the other Credit Parties;

WHEREAS, Guarantor is willing to guarantee the Obligations of the Borrower as hereinafter provided in order to obtain such benefits;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees, for the benefit of each Credit Party, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Borrower” is defined in the first recital.

“Credit Agreement” is defined in the first recital.

“Credit Parties” means the Administrative Agent, each Lender, each Swap Bank and each Cash Management Bank.

“Guaranteed Obligations” is defined in Section 2.01.

“Guarantor” is defined in the preamble.

“Parent” is defined in the preamble.

“Post Petition Interest” is defined in Section 2.04(b)(ii).

“Subordinated Obligations” is defined in Section 2.04(b).

“Termination Date” means the date on which the latest of the following events occurs: (i) the payment in full in cash of the Obligations under the Loan Documents and (ii) the termination or expiration of the Availability Period

Section 1.02 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Section 1.03 Other Interpretive Provisions. The rules of construction in Sections 1.02 to 1.06 of the Credit Agreement shall be equally applicable to this Agreement.

ARTICLE II

GUARANTY

Section 2.01 Guaranty; Limitation of Liability. (a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower (including, without limitation, any extensions, modifications, substitutions, amendments, amendments and restatements, replacements or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (the Obligations of the Borrower being the “Guaranteed Obligations” of Guarantor), and agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) incurred by the Administrative Agent or any other Credit Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, Guarantor’s Obligations hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations that would be owed by the Borrower to any Credit Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

(b) Guarantor, and the Administrative Agent, for itself and each other Credit Party, hereby confirms that it is the intention of all such Persons that this Agreement and the

Obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Law to the extent applicable to this Agreement and the Obligations of Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Credit Parties and the Guarantor hereby irrevocably agree that the Obligations of Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Obligations of Guarantor under this Agreement not constituting a fraudulent transfer or conveyance.

(c) Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Credit Party under this Agreement, Guarantor will contribute, to the maximum extent permitted by Law, such amounts to each other guarantor (if any) so as to maximize the aggregate amount paid to the Credit Parties under or in respect of the Loan Documents.

Section 2.02 Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Credit Party with respect thereto. The Obligations of Guarantor under or in respect of this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. This Agreement is a present and continuing, absolute and unconditional guarantee of payment when due, and not of collection, by Guarantor. The liability of Guarantor under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Parent or any of its Subsidiaries or otherwise;

(c) any taking, release, subordination or amendment or waiver of, or consent to departure from, any other guarantee (if any), for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate structure or existence of the Parent or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding under Debtor Relief Laws affecting the Parent, the Borrower or their assets or any resulting release or discharge of any Guaranteed Obligation;

(e) the existence of any claim, setoff or other right which Guarantor may have at any time against the Borrower, the Administrative Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction;

(f) any provision of applicable Law purporting to prohibit the payment or performance by the Parent or the Borrower of any of the Obligations of such Person;

(g) any failure of any Credit Party to disclose to the Parent or the Borrower any information relating to the business, financial condition, operations, performance, properties or prospects of the Parent or the Borrower now or hereafter known to such Credit Party (Guarantor waives any duty on the part of the Credit Parties to disclose such information);

(h) the failure of any other Person to execute or deliver any other guarantee or agreement or the release or reduction of liability of Guarantor or other guarantor (if any) or surety (if any) with respect to the Guaranteed Obligations; or

(i) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Credit Party that might otherwise constitute a defense available to, or a discharge of, the Parent, the Borrower or any other guarantor or surety.

Section 2.03 Waivers and Acknowledgments.

(a) Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Credit Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person.

(b) Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by applicable Law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Credit Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Guarantor or other rights of Guarantor to proceed against the Borrower, any other guarantor (if any) or any other Person and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations of Guarantor hereunder.

(d) Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Credit Party to disclose to it any matter, fact or thing relating to the business, financial condition, operations, performance, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by such Credit Party.

(e) Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2.02 and this Section 2.03 are knowingly made in contemplation of such benefits.

Section 2.04 Subordination. (a) Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other insider guarantor (if any) that arise from the existence, payment, performance or enforcement of Guarantor’s Obligations under or in respect of this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution (pursuant to Section 2.01(c) or otherwise) or indemnification and any right to participate in any claim or remedy of any Credit Party against the Borrower, Guarantor or any other insider guarantor (if any) whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor (if any), directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right without the prior written consent of the Administrative Agent, unless and until the Termination Date has occurred.

(b) Guarantor hereby agrees that any and all debts, liabilities and other obligations owed to it by the Borrower, including pursuant to Section 2.01(c) (collectively, the “Subordinated Obligations”), are hereby subordinated to the prior payment in full in cash of the Obligations of the Borrower under the Loan Documents to the extent and in the manner hereinafter set forth in this Section 2.04(b):

(A) Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), Guarantor may receive regularly scheduled payments from the Borrower on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), however, unless the Administrative Agent otherwise agrees in writing, Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(B) In any proceeding under any Debtor Relief Law relating to the Borrower, Guarantor agrees that, unless the Administrative Agent otherwise agrees in writing, the Credit Parties shall be entitled to receive payment in full in cash of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Debtor Relief Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) of the Borrower before Guarantor receives payment of any Subordinated Obligations of the Borrower.

(C) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of any Subordinated

Obligations due to Guarantor from the Borrower as trustee for the Credit Parties and deliver such payments to the Administrative Agent for application to the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Agreement.

(D) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Debtor Relief Law relating to the Borrower), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (A) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations due to Guarantor and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (B) to require Guarantor (1) to collect and enforce, and to submit claims in respect of, Subordinated Obligations due to Guarantor and (2) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

(c) If any amount shall be paid to Guarantor in violation of this Section 2.04 at any time prior to the Termination Date, such amount shall be received and held in trust for the benefit of the Credit Parties, shall be segregated from other property and funds of Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(d) If the Termination Date shall have occurred, the Administrative Agent will, at Guarantor’s request and expense, execute and deliver to Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from any payment made by Guarantor pursuant to this Agreement.

Section 2.05 Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by Guarantor under or in respect of this Agreement or any other Loan Document shall be made, in accordance with Section 3.01 of the Credit Agreement, free and clear of and without reduction or withholding for any Indemnified Taxes (including Other Taxes), provided that if Guarantor shall be required by any Laws to deduct any Indemnified Taxes (including Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.05), each of the Administrative Agent or applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been required to be made, (ii) Guarantor shall make such deductions, and (iii) Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Law.

(b) Without limiting the provisions of subsection (a) above, Guarantor shall timely pay any Other Taxes that arise from any payment made by or on behalf of Guarantor under or in respect of this Agreement or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement to the relevant Governmental Authority in accordance with Law.

(c) Guarantor shall indemnify the Administrative Agent and each Lender within 10 days after demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Guarantor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Guarantor to a Governmental Authority, Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Credit Agreement Representations and Warranties. Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Borrower with respect to it.

Section 3.02 No Conditions Precedent. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

Section 3.03 Independent Credit Analysis. Guarantor has, independently and without reliance upon any Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is or is to be a party, and Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, financial condition, operations, performance, properties and prospects of the Borrower.

ARTICLE IV

COVENANTS

Section 4.01 Credit Agreement Covenants. Guarantor covenants and agrees that until the Termination Date, Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement on its or their part to be performed or observed or that the Borrower has agreed to cause Guarantor to perform or observe.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01 Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

Section 5.02 No Waiver; Remedies. No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by the Law.

Section 5.03 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Credit Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by, such Credit Party or any such Affiliate to or for the credit or the account of Guarantor against any and all of the Obligations of Guarantor now or hereafter existing under this Agreement or any other Loan Documents to such Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Agreement or any other Loan Document and although such Obligations of Guarantor may be contingent or unmatured or are owed to a branch or office of such Credit Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Credit Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Credit Party or their respective Affiliates may have. Each Credit Party agrees to notify Guarantor and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

Section 5.04 Indemnification. (a) Without limitation of Guarantor’s obligation to guarantee the Borrower’s reimbursement and indemnification Obligations under Section 10.04 of the Credit Agreement, Guarantor shall independently indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from any and all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower as and to the extent provided in Section 10.04 of the Credit Agreement.

(b) Guarantor hereby also agrees that none of the Indemnitees shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact, and Guarantor hereby agrees not to assert any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of the Loans, the actual or proposed use of the proceeds of the Loan, the Loan Documents or any of the transactions contemplated by the Loan Documents.

(c) All amounts due under this Section 5.04 shall be payable not later than ten Business Days after demand therefor.

(d) Without prejudice to the survival of any of the other agreements of Guarantor under this Agreement or any of the other Loan Documents, the agreements and obligations of Guarantor contained in Section 2.01(a) (with respect to enforcement expenses), the last sentence of Section 2.02, Section 2.05 and this Section 5.04 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Agreement.

Section 5.05 Continuing Guaranty; Reinstatement. (a) This Agreement is a continuing agreement and shall (i) remain in full force and effect with respect to Guarantor until the Termination Date, (ii) be binding upon Guarantor, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Credit Parties and their successors, transferees and assigns.

(b) This Agreement shall continue to be effective or be reinstated, as the case may be, with respect to the Guarantor if at any time any payment of any of the Guaranteed Obligations of Guarantor is rescinded or must otherwise be returned by any Credit Party or any other Person in connection with the insolvency, bankruptcy, reorganization or other similar proceedings affecting the Parent or the Borrower under Debtor Relief Laws or otherwise, all as though such payment had not been made.

(c) Subject to Section 5.05(b), the Obligations of Guarantor under this Agreement shall terminate on the Termination Date.

Section 5.06 Amendments, etc.; Additional Guarantors; Successors and Assigns. (a) No amendment to or waiver of any provision of this Agreement nor consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, with respect to any such amendment, by the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) This Agreement shall be binding upon Guarantor and its successors, transferees and assigns and shall inure to the benefit of the Administrative Agent and each other Credit Party and their respective successors, transferees and assigns; provided, however, that Guarantor may not assign its obligations hereunder without the prior written consent of the Administrative Agent.

Section 5.07 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, delivered or transmitted by telecopier to Guarantor at the address set forth in Section 10.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at the times provided in Section 10.02 of the Credit Agreement.

Section 5.08 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

Section 5.09 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 5.11 Governing Law, Etc. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. GUARANTOR HEREBY

IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.07.

Section 5.12 Right to Trial by Jury. GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER .

Section 5.13 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO OR BY PRIOR OR CONTEMPORANEOUS WRITTEN AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GILEAD SCIENCES, INC.

By:	/s/ Caroline Dorsa
Name: Caroline Dorsa
Title: Chief Financial Officer